UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Road, Suite LL20

Dallas, TX 75242

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of a Convertible Promissory Note

As previously disclosed by Vivakor, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2024, the Company received a loan from a non-affiliated individual lender in the principal amount of $1,000,000 (the “Loan”) and, in connection therewith, the Company agreed to issue 100,000 restricted shares of the Company’s common stock. The Loan bears interest at the rate of 10% per annum, matures on December 31, 2024. The Company issued a promissory note dated December 5, 2023 in connection with the Loan (the “Original Note”).

On April 8, 2024, the lender returned an executed amended and restated convertible promissory note for the Loan (the “Amended Note”). The convertible promissory note replaces the Original Note, but maintains the same interest rate and maturity date of the Original Note, and the obligation to issue 100,000 shares of the Company’s restricted stock remains in effect. Pursuant to the terms of the Amended Note the holder can convert the outstanding principal and interest due under the Amended Note into shares of our common stock at price equal to 90% of the average closing price of the Company’s common stock for the previous three (3) trading days prior to the conversion date, with a floor conversion price of $0.75 per share. The holder may not convert amounts owed under the Amended Note if such conversion would cause him to own more than 4.99% of our common stock after giving effect to the issuance, which limitation may be raised to 9.99% upon no less than 61 days notice to us regarding his desire to increase the conversion limitation percentage.

This summary is not a complete description of all of the terms of the Amended Note and is qualified in its entirety by reference to the full text of the Note, a form of which is filed as Exhibit 4.1 hereto, which are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference. The Company relied on the exemption provided for under Section 4(a)(2) for the issuance of the Amended Note and the 100,000 restricted shares of its common stock as the lender is an accredited investor and familiar with the Company’s operations.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: April 12, 2024	By:	/s/ James Ballengee
Name: James Ballengee
Title: Chief Executive Officer

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